FOR IMMEDIATE RELEASE

CONTACT: Debbie Nalchajian-Cohen
(559) 222-1322
(559) 281-1312 cell

CENTRAL VALLEY COMMUNITY BANCORP
TO ACQUIRE VISALIA COMMUNITY BANK

FRESNO and VISALIA, CALIFORNIA…December 20, 2012… Central Valley Community Bancorp (NASDAQ: CVCY), a bank holding company headquartered in Fresno, California, and Visalia Community Bank (OTCBB: VSMU), headquartered in Visalia, California, jointly announced today that a definitive merger agreement has been signed by both parties. Under the terms of the agreement, Visalia Community Bank, with four branches in Visalia and one branch in Exeter, will merge with Central Valley Community Bancorp’s subsidiary, Central Valley Community Bank. The transaction is subject to customary closing conditions, including regulatory approvals and approval by Visalia Community Bank’s shareholders. The Central Valley Community Bancorp and Visalia Community Bank boards of directors have unanimously approved the transaction, which is expected to close in the second quarter of 2013.
The transaction is initially valued at approximately $22.1 million or $52.00 per share to Visalia Community Bank shareholders. The purchase price is to be paid half in cash and half in Central Valley Community Bancorp common stock. Based on a value of $8.75 per share of Central Valley Community Bancorp common stock, using the 30-day volume weighted average trading price at the time when the principal terms of the agreement were being established, in the aggregate approximately 1.263 million shares of Central Valley Community Bancorp common stock would be

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issued and $11,050,000 would be paid in cash. As a result, Visalia Community Bank shareholders would be entitled to receive approximately $26.00 and 2.97 shares of Central Valley Community Bancorp common stock per share. The total purchase price is subject to adjustments and closing conditions, including potential adjustments if the volume weighted average trading price of Central Valley Community Bancorp common shares rises or falls beyond certain levels prior to closing.
The Central Valley Community Bancorp and Central Valley Community Bank directors and management team, led by Daniel J. Doyle, president and CEO, will continue to lead the combined team of professional bankers. F. T. “Tommy” Elliott IV, chairman of the board of directors of Visalia Community Bank, will join Central Valley Community Bancorp’s board of directors upon completion of the acquisition. This merger with Visalia Community Bank will become the third acquisition for Central Valley Community Bancorp, which acquired Service 1st Bancorp and its subsidiary Service 1st Bank on November 12, 2008, and Bank of Madera County on January 1, 2005.
As of September 30, 2012, on a pro forma consolidated basis with Visalia Community Bank, Central Valley Community Bancorp would have had approximately $1.078 billion in total assets, with 23 branches throughout California’s San Joaquin Valley.
“Both banking institutions are well known for their excellent customer service and community advocacy, which will not change as a result of the merger. Once approved, the merger will complete another step in our long-term strategy to increase our presence throughout California’s San Joaquin Valley by adding offices in Tulare County, complementing our 17 existing offices in the northern Valley counties of Fresno, Madera, Merced, Stanislaus, Sacramento and San Joaquin. This growth allows Central Valley Community Bank to further accommodate an increasing customer base in the communities of Visalia and Exeter. We believe that the expansion into Tulare County will provide long-term opportunities for businesses, customers, employees, the community, and our Bank,” stated Daniel J. Doyle, president and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“Additionally, the merger will provide Visalia Community Bank customers with more convenient locations throughout the San Joaquin Valley, as well as offer new advancement and geographic opportunities for their employees. We are pleased to have Visalia Community Bank employees join our team of professional community bankers who are focused on providing a full array of competitive financial services to meet the needs of businesses, professionals, agribusiness and consumers for the communities we serve,” concluded Doyle.

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“Visalia Community Bank’s quality service standards, philosophies and corporate culture are consistent with those of Central Valley Community Bank. While the nation has seen a continuing trend in bank consolidations through mergers and acquisitions in recent years, few of these ‘bank marriages’ promise a better fit than the marriage between Visalia Community Bank and Central Valley Community Bancorp,” stated Tom Beene, president and CEO of Visalia Community Bank.
“Over the past 35 years, Visalia Community Bank has provided exceptional community banking service of the highest caliber to residents and businesses, allowing successful growth in Tulare County. Central Valley Community Bank has likewise effectively and profitably grown throughout the San Joaquin Valley through branch expansion and the enhancement of banking products and services to fulfill customer demands,” Beene said.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY and as of September 30, 2012 reported assets of $887,000,000. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 full service offices in Clovis, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, and Tracy, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, William S. Smittcamp, Joseph B. Weirick and Wanda L. Rogers (Director Emeritus). More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com, Facebook and Twitter.
Visalia Community Bank, headquartered in Visalia, California, reported assets as of September 30, 2012 of $200,373,000. Visalia Community Bank was founded in 1977 and operates five full service branch offices in Visalia and Exeter. Additional information about Visalia Community Bank can be found at www.vcb.com.
Central Valley Community Bancorp received a fairness opinion from Sandler O’ Neill + Partners, LP, and Downey Brand LLP served as legal advisor.  Visalia Community Bank received advisory service and a fairness opinion from FIG Partners, LLC, and its legal counsel was King, Holmes, Paterno & Berliner.

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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2011.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.
Central Valley Community Bancorp and Visalia Community bank will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC website (http://www.sec.gov) and from Central Valley Community Bancorp and Visalia Community Bank.